Exhibit 8(a)(3)

Amendment No. 25 to Participation Agreement (ATST)

AMENDMENT NO. 25 TO

PARTICIPATION AGREEMENT

BETWEEN

AEGON/TRANSAMERICA SERIES FUND, INC. AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 25 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between AEGON/Transamerica Series Fund, Inc. and Western Reserve Life Assurance Co. of Ohio (the “Parties”).

1.	The name of AEGON/Transamerica Series Fund, Inc. is changed to AEGON/Transamerica Series Trust, effective May 1, 2005.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 28th day of March, 2005, in its name and on its behalf by its duly authorized representative.

AEGON/TRANSAMERICA SERIES FUND, INC.		WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By its authorized officer,		By its authorized officer,

By:	/s/ T. Gregory Reymann, II	By:	/s/ Priscilla I. Hechler
	T. Gregory Reymann, II		Priscilla I. Hechler
Title:	Vice President and Counsel	Title:	Assistant Vice President and Assistant Secretary